EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 30, 2016, accompanying the audited consolidated financial statements for the years ended December 31, 2015 and 2014 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333-139815 and 333-176556).

Vancouver, Canada	Chartered Professional Accountants
March 30, 2016